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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries incorporated by reference in the joint proxy statement/prospectus in Amendment No. 1 to Form S-4 (No. 333-54238) of Triad Hospitals, Inc. related to the proposed merger of Quorum Health Group, Inc. and Triad Hospitals, Inc.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
March 12, 2001